UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

The Walt Disney Company
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Walt Disney Company will begin distribution of the following letter to shareholders:

The Walt Disney Company

Disney Has the Right Plan and the Right Team to Deliver Shareholder Value, Industry Experts Agree

Protect the Value of Your Disney Investment

Vote the WHITE Proxy Card Today FOR Only Disney's 12 Highly Qualified Nominees

Disney's business and financial results, its Board and its management team are incredibly strong. We don't need any unqualified additions to the boardroom. But don't just take our word for it, see what the experts have to say.

We Have the Right Board and Management Team

"From Mickey and Minnie, to Snow White and Mary Poppins, Disney is not a company that makes widgets – it makes magic...Bob Iger, his management team, and the Board of Directors are faithful to this magic. They understand that the longevity of The Walt Disney Company isn't only the result of smart business decisions; it is rooted in the strong emotional connection Disney continues to forge with generations of people from around the globe."

Roy P. Disney, Susan Disney Lord, Abigail E. Disney, Tim Disney,
An Open Letter to Shareholders of The Walt Disney Company[1]
February 29, 2024

"Bob Iger has grown this company in a modern world, and he continues to maintain a balance of creativity and profit. It is still a company based on the desire to entertain and explore. There have been challenging times, but this current management has adjusted and grown through those challenges."

Walter Elias Disney Miller, Tamara Diane Miller,
Jennifer Miller-Goff, Joanna Sharon Miller
A Letter To the Shareholders of The Walt Disney Company[2]
February 29, 2024

"Trust is the foundation of a well-functioning board. Trust is extremely precious, and I have concerns that this slate [Trian is] running will damage it... In my opinion, Bob Iger is the best CEO for this mission, which is to lead this industry beyond the streaming wars and reimagine how streaming services work, because of his long track record of dealmaking and because of his stature in the industry."

Mason Morfit, CEO, ValueAct
March 6, 2024

For information, visit VoteDisney.com

For information, visit VoteDisney.com As Our First Quarter Results Demonstrate, Our Plan is The Right Plan “F1Q results indicated further progress in CEO Bob Iger’s ‘building’ phase headlined by partnership details (sports JV), a new investment (Epic Games) and official timing of ESPN streaming standalone (Fall 2025).” Michael Morris, Entertainment and Digital Media Equity Research Analyst, Guggenheim February 7, 2024 “We believe the quarter validates the strength of Disney’s assets and the firm’s ability to survive the evolution of the media industry.” Matthew Dolgin, Senior Equity Analyst, Morningstar February 8, 2024 “Disney reported an F1Q earnings beat and lots of news that speak to its long-term potential. Disney may be turning a corner; at least it is heading into the proxy battle from a position of greater strength.” Tim Nollen, Senior US Media Tech Research Analyst, Macquarie February 7, 2024 “Twenty percent EPS growth, where do you get that in old media right now? If this doesn’t satisfy Nelson Peltz, I don’t know what will… We’re seeing some tangible results when it comes to streaming profitability.” Geetha Ranganathan, Senior Media Analyst, Bloomberg Intelligence February 7, 2024 “We would not want to be making the activist case after those fireworks… Disney’s Q1:F24 results had a lot of everything: a quarterly beat, surprise strong FY guidance, positive new content announcements, an intriguing partnership with Epic, and a share buyback – all of this on top of the streaming sports JV news from Tuesday night.” Doug Creutz, Senior Research Analyst, TD Cowen February 7, 2024 For information, visit VoteDisney.com

For information, visit VoteDisney.com If you have any questions about how to vote your shares, please call the firm assisting us with the solicitation of proxies: INNISFREE M&A INCORPORATED Shareholders may call: 1 (877) 456-3463 (toll-free from the U.S. and Canada) or +1 (412) 232-3651 (from other countries) Remember, please do not use any blue Trian or green Blackwells proxy card. If you inadvertently vote using a blue or green proxy card, you may cancel that vote simply by voting again TODAY using the Company’s WHITE proxy card. Only your latest-dated vote will count! Voting by Internet is quick and easy—just follow the instructions on the WHITE proxy card. However, if voting by telephone or mail is more convenient for you, please keep careful track of your “FOR” votes and vote “FOR” only the twelve Disney nominees. REMEMBER, VOTE “FOR” ONLY THE 12 DISNEY NOMINEES! The Dissident Nominees Have No Meaningful Plan to Create Shareholder Value “I see no indication of widespread shareholder support for what he’s [Peltz] doing. The first thing you have to do is you’ve got to find a target that everybody’s mad at, and you just don’t have enough people that are mad at Disney… I don’t think that anything in his track record indicates that he can come up with a good strategy for this particular company. He’s an expert in balance sheets, but I don’t know that in a company like Disney that’s what you need.” Nell Minow, Vice Chair, ValueEdge Advisors February 26, 2024 “[Peltz] wants to be on the coattails of greatness. He can see that this thing [Disney] is about to take a big upswing and that Iger knows exactly what he is doing.” Jeffrey Sonnenfeld, Senior Associate Dean for Leadership Studies & Lester Crown Professor in the Practice of Management, Yale School of Management February 5, 2024 “I don’t know if he [Peltz] has any idea what to do with a media company. He used to do consumer products companies and Jeff Sonnenfeld said he has no idea what he’s doing. So he likes to go in and stir things up… He [Peltz] wants a higher stock price but I don’t think he has any idea how to get there.” Joe Kernen, Anchor, CNBC February 8, 2024 “These activists just don’t fully understand how systemic and seminal the marketplace is changing in media… At the end of the day, I actually think the Disney senior manment team is quite good. I’ve seen some companies where that’s not a reality. I don’t think that’s the case with Disney.” Steve Schiffman, Adjunct Professor, Georgetown University February 6, 2024 DISNEY, WHITE CARD COMPANY NOMINEES FOR WITHHOLD Recommended by your board ~ Mary T. Barra SafraA.Catz Amy L.Chang D. Jeremy Darroch Carolyn N. Everson Michael B.G. Froman James P. Gorma Robert A. r Maria Elena Lagomasino Calvin R. McDonald Mark G. Parker Oerica W. Rice TRIAN GROUP NOMINEES Opposed by the company Nelson Peltz James Rasulo BLACKWELLS NOMINEES Opposed by the company Craig Hatkoffl Jessica Schell Leah Solivan

Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations; beliefs; plans; strategies; business or financial prospects or outlook; future shareholder value; expected growth and value creation; earnings expectations; expected drivers and guidance; profitability; investments, including free cash flow and funding sources; expected benefits of new initiatives; cost reductions and efficiencies; capital allocation, including dividends or share repurchases; content offerings; priorities or performance; and other statements that are not historical in nature. These statements are made on the basis of the Company’s views and assumptions regarding future events and business performance and plans as of the time the statements are made. The Company does not undertake any obligation to update these statements unless required by applicable laws or regulations, and you should not place undue reliance on forward-looking statements.

Actual results may differ materially from those expressed or implied. Such differences may result from actions taken by the Company, including restructuring or strategic initiatives (including capital investments, asset acquisitions or dispositions, new or expanded business lines or cessation of certain operations), our execution of our business plans (including the content we create and intellectual property we invest in, our pricing decisions, our cost structure and our management and other personnel decisions), our ability to quickly execute on cost rationalization while preserving revenue, the discovery of additional information or other business decisions, as well as from developments beyond the Company’s control, including: the occurrence of subsequent events; deterioration in domestic or global economic conditions or failure of conditions to improve as anticipated, including heightened inflation, capital market volatility, interest rate and currency rate fluctuations and economic slowdown or recession; deterioration in or pressures from competitive conditions, including competition to create or acquire content, competition for talent and competition for advertising revenue, consumer preferences and acceptance of our content and offerings, pricing model and price increases, and corresponding subscriber additions and churn, and the market for advertising and sales on our direct-to-consumer services and linear networks; health concerns and their impact on our businesses and productions; international, political or military developments; regulatory or legal developments; technological developments; labor markets and activities, including work stoppages; adverse weather conditions or natural disasters; and availability of content. Such developments may further affect entertainment, travel and leisure businesses generally and may, among other things, affect (or further affect, as applicable): our operations, business plans or profitability, including direct-to-consumer profitability; our expected benefits of the composition of the Board; demand for our products and services; the performance of the Company’s content; our ability to create or obtain desirable content at or under the value we assign the content; the advertising market for programming; income tax expense; and performance of some or all Company businesses either directly or through their impact on those who distribute our products.

Additional factors are set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2023, including under the captions “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, and subsequent filings with the Securities and Exchange Commission (the “SEC”), including, among others, quarterly reports on Form 10-Q.

Additional Information and Where to Find It

Disney has filed with the SEC a definitive proxy statement on Schedule 14A, containing a form of WHITE proxy card, with respect to its solicitation of proxies for Disney’s 2024 Annual Meeting of Shareholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY DISNEY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Disney free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Disney are also available free of charge by accessing Disney’s website at www.disney.com/investors.

Participants

Disney, its directors and executive officers and other members of management and employees will be participants in the solicitation of proxies with respect to a solicitation by Disney. Information about Disney’s executive officers and directors is available in Disney’s definitive proxy statement for its 2024 Annual Meeting, which was filed with the SEC on February 1, 2024. To the extent holdings by our directors and executive officers of Disney securities reported in the proxy statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

[1] The consent of the authors has neither been sought nor permitted.